As filed with the Securities and Exchange Commission on November 7, 2023.

Registration Statement No. 333-270107

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 6 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lucas GC Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 5A01, 4th Floor,

Air China Building, Xiaoyun Road,

Sanyuanqiao, Chaoyang District,

Beijing 100027, China

(86) 18500976532

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yang Ge, Esq. DLA Piper UK LLP 20th Floor, South Tower, Kerry Center No.1 Guanghua Road, Chaoyang District Beijing, China 100020 Tel: 86-10-8520-0616	Ralph V. De Martino, Esq. Cavas S. Pavri, Esq. ArentFox Schiff LLP 1717 K Street, N.W. Washington, DC 20006 Tel: 1-202-724-6848

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 is being filed solely for the purpose of filing exhibit 1.1 to this registration statement on Form F-1, or the Registration Statement, to reflect the updated filing status of such exhibit in Item 6 of Part II of the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 6 does not contain a copy of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 5 to the Registration Statement filed on November 2, 2023, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The post-offering memorandum and articles of association that we expect to adopt and to become effective immediately prior to the completion of this offering provide that each officer or director of our Company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Under the form of indemnification agreements filed as Exhibit 10.4 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

As approved by our shareholders through unanimous written resolutions passed on May 29, 2023, we subdivided each of our issued and unissued ordinary shares into two (2) ordinary shares, effective immediately. Following this Share Subdivision and as of the date hereof, our authorized share capital is US$50,000 divided into 10,000,000,000 ordinary shares, par value US$0.000005 each.

During the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances to private placement investors was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Number of Securities*	Consideration (in US$)		Underwriting Discount and Commission
HTL Lucky Holding Limited	August 15, 2022	14,642,130 ordinary shares	US$	146.4	n/a
WXS Holding Limited	August 15, 2022	10,358,170 ordinary shares	US$	103.6	n/a
MLT Holding Limited	August 15, 2022	3,209,290 ordinary shares	US$	32.1	n/a
CFK Holding Limited	August 15, 2022	283,815 ordinary shares	US$	2.8	n/a
Arthur Huang Limited	August 15, 2022	314,685 ordinary shares	US$	3.1	n/a
51job, Inc.	November 15, 2022	7,249,110 ordinary shares	US$	72.5	n/a
Beijing Dingshi Enterprise Management Partnership (Limited Partnership)	November 15, 2022	1,366,110 ordinary shares	US$	13.7	n/a
Beagledata Technology Co., Ltd	November 15, 2022	1,125,840 ordinary shares	US$	11.3	n/a
Qingdao Haichuanghui Technology Co., Ltd.	November 15, 2022	482,500 ordinary shares	US$	4.8	n/a

*	Representing the number of securities prior to the Share Subdivision.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a)	Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)

For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

LUCAS GC LIMITED

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement

3.1**	Memorandum and Articles of Association of the Registrant

3.2**	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.3**	Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant, effective immediately prior to the completion of this offering

4.1**	Registrant’s Specimen Certificate for Ordinary Shares

5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered and certain other legal matters

8.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2**	Opinion of Beijing Dacheng Law Offices, LLP regarding certain PRC tax matters (included in Exhibit 99.2)

10.1**	Form of Employment Agreement between the Registrant and each of its executive officers

10.2**	Form of Director Agreement between the Registrant and each of its directors

10.3**	Form of Director Offer Letter between the Registrant and each of its independent directors

10.4**	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers

21.1**	List of Significant Subsidiaries of the Registrant

23.1**	Consent of Marcum Asia CPAs LLP

23.2**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3**	Consent of Beijing Dacheng Law Offices, LLP (included in Exhibit 99.2)

24.1**	Powers of Attorney (included on signature page in Part II of the registration statement)

99.1**	Code of Business Conduct and Ethics of the Registrant

99.2**	Opinion of Beijing Dacheng Law Offices, LLP regarding certain PRC law matters

99.3**	Consent of Frost & Sullivan

99.4**	Consent of Wang-chan Wong

99.5**	Consent of Stanley Ho

99.6**	Consent of Michael Carter

99.7**	Request for Waiver and Representation under Item 8.A.4 of Form 20-F

107**	Filing Fee Table

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on November 7, 2023.

Lucas GC Limited

By:	/s/ Howard Lee
Name: Howard Lee
Title: CEO and Chairman of the Board

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Howard Lee	Chief Executive Officer, Chairman of the Board of Directors (principal executive officer)	November 7, 2023
Name: Howard Lee

*	Director	November 7, 2023
Name: Wang-chan Wong

*	Director	November 7, 2023
Name: Jeremy Wegerer

*	Director	November 7, 2023
Name: Michael Carter

*	Director	November 7, 2023
Name: Stanley Ho

*	Chief Financial Officer (principal financial and accounting officer)	November 7, 2023
Name: Brian Lin

*	Chief Technology Officer	November 7, 2023
Name: Harry Tang

*By:	/s/ Howard Lee
Name: Howard Lee
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Lucas GC Limited, has signed this Registration Statement or amendment thereto in New York on November 7, 2023.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President